EXHIBIT 99.1

Itron Announces First Quarter 2026 Financial Results

LIBERTY LAKE, Wash., April 28, 2026 (GLOBE NEWSWIRE) -- Itron, Inc. (NASDAQ: ITRI), which is innovating new ways for utilities and cities to manage energy and water, announced today financial results for its first quarter ended March 31, 2026. Key results for the quarter include (compared with the first quarter of 2025):

  Revenue of $587 million, decreased 3%;
  GAAP net income attributable to Itron, Inc. of $53 million, decreased $12 million;
  GAAP diluted earnings per share of $1.18, decreased $0.24 per share;
  Non-GAAP diluted EPS of $1.49, decreased $0.03 per share;
  Adjusted EBITDA of $92 million, increased 5%; and
  Free cash flow of $79 million, increased $11 million.

"Itron’s first quarter results were ahead of our expectations on strong execution and certain projects running ahead of schedule, resulting in record gross profit", said Tom Deitrich, Itron’s president and CEO. "Our utility customers are prioritizing resiliency and affordability. This multi-year investment trend to add intelligence to the grid is structural and aligns well with Itron leading positions in essential networks, analytics, and operational intelligence applications."

Summary of First Quarter Consolidated Financial Results
(All comparisons made are against the prior year period unless otherwise noted)

Revenue
Total first quarter revenue of $587 million compared to $607 million in the prior year. The decrease was driven primarily by portfolio optimization and the timing of project deployments.

Device Solutions revenue decreased 1%, or 9% in constant currency, due to lower legacy electricity product sales related to portfolio optimization in EMEA and lower North American project deployments.

Networked Solutions revenue decreased 13%, or 14% in constant currency, due to the timing of project deployments.

Outcomes revenue increased 22%, or 20% in constant currency, due to increased recurring and services revenue.

Resiliency Solutions revenue was $16 million which now includes revenue from both Urbint and Locusview. The Locusview acquisition closed in January 2026.

Adjusted Gross Margin
Itron's first quarter adjusted gross margin of 40.7% increased 490 basis points from the prior year due to customer and product mix and operational efficiencies.

Operating Expenses and Operating Income
GAAP operating expenses of $169 million increased $28 million from the prior year. Non-GAAP operating expenses of $154 million increased $17 million from the prior year. Both increases were due to higher sales, and general & administrative expenses largely due to the additions of Urbint and Locusview.

GAAP operating income of $68 million was $9 million lower than the prior year due to higher operating expenses, partially offset by higher gross profit.

Non-GAAP operating income of $84 million was $4 million higher than the prior year due to higher gross profit, partially offset by higher operating expenses.

Net Income and Earnings per Share (EPS)
Net income attributable to Itron, Inc. for the quarter was $53 million, or $1.18 per diluted share, compared with net income attributable to Itron, Inc. of $65 million, or $1.42 per diluted share in 2025. The decrease was driven by lower GAAP operating income and lower interest income.

Non-GAAP net income attributable to Itron, Inc., which excludes the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, loss on sale of business, strategic initiative expense, acquisition and integration related expenses, and the tax effect of excluding these expenses, was $68 million, or $1.49 per diluted share, compared with $70 million, or $1.52 per diluted share, in 2025. The decrease was driven by lower interest income, partially offset by higher Non-GAAP operating income.

Cash Flow
Net cash provided by operating activities was $86 million in the first quarter compared with $72 million in the prior year. Free cash flow was $79 million in the first quarter compared with $67 million in the prior year. The increase in free cash flow was primarily due to lower tax payments.

Other Measures

Total backlog at quarter end was $4.4 billion compared with $4.7 billion in the prior year. Bookings in the quarter totaled $476 million.

Q2 2026 Outlook

Outlook for the second quarter of 2026 is as follows:

  Revenue between $560 and $570 million
  Non-GAAP diluted EPS between $1.25 and $1.35

Earnings Conference Call
Itron will host a conference call to discuss the financial results contained in this release at 10:00 a.m. EDT on April 28, 2026. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the company’s website at https://investors.itron.com/events-presentations. Participants should access the webcast 10 minutes prior to the start of the call. A webcast replay of the conference call will be available through May 5, 2026 and may be accessed on the company's website at https://investors.itron.com/events-presentations.

About Itron

Itron is a proven global leader in energy, water, smart city, IIoT and intelligent infrastructure services. For utilities, cities and society, we build innovative systems, create new efficiencies, connect communities, encourage conservation and increase resourcefulness. By safeguarding our invaluable natural resources today and tomorrow, we improve the quality of life for people around the world. Join us: www.itron.com

Itron® and the Itron Logo are registered trademarks of Itron, Inc. in the United States and other countries and regions. All third-party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

Cautionary Note Regarding Forward Looking Statements
This release contains, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical factors nor assurances of future performance. These statements are based on our expectations about, among others, revenues, operations, financial performance, earnings, liquidity, earnings per share, cash flows and restructuring activities including headcount reductions and other cost savings initiatives. This document reflects our current strategy, plans and expectations and is based on information currently available as of the date of this release. When we use words such as "expect", "intend", "anticipate", "believe", "plan", "goal", "seek", "project", "estimate", "future", "strategy", "objective", "may", "likely", "should", "will", "will continue", and similar expressions, including related to future periods, they are intended to identify forward-looking statements. Forward-looking statements rely on a number of assumptions and estimates. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Therefore, you should not rely on any of these forward-looking statements. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plans, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws, regulations, tariffs, sanctions, trade policies and retaliatory responses, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks, uncertainties caused by adverse economic conditions, including without limitation those resulting from extraordinary events or circumstances and other factors that are more fully described in Part I, Item 1A: Risk Factors included in our Annual Report on Form 10-K for the year ended Dec 31, 2025 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update or revise any information in this press release.

Non-GAAP Financial Information

To supplement our consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (GAAP), we use certain adjusted or non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share (EPS), adjusted EBITDA, free cash flow, adjusted gross profit, adjusted operating income, and constant currency. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Our non-GAAP financial measures may be different from those reported by other companies. When providing future outlooks and/or earnings guidance, a reconciliation of forward-looking non-GAAP diluted EPS to the GAAP diluted EPS has not been provided because we are unable to predict with reasonable certainty the potential amount or timing of restructuring related expenses and their related tax effects without unreasonable effort. These costs are uncertain, depend on various factors and could have a material impact on GAAP results for the guidance period. A more detailed discussion of why we use non-GAAP financial measures, the limitations of using such measures, and reconciliations between non-GAAP and the nearest GAAP financial measures are included in this press release.

For additional information, contact:

Itron, Inc.

Paul Vincent
Vice President, Investor Relations
(512) 560-1172

Stephanie Tarlton, CFA
Principal, Investor Relations
(512) 676-8365
Investors@itron.com

Itron, Inc.

  LinkedIn: https://www.linkedin.com/company/itroninc
  X: https://x.com/ItronInc
  Newsroom: https://na.itron.com/newsroom
  Blog: https://blogs.itron.com

ITRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)
	Three Months Ended March 31,
	2026	2025
Revenues
Product revenues	$477,801	$523,141
Service revenues	109,181	84,010
Total revenues	586,982	607,151
Cost of revenues
Product cost of revenues	300,209	346,442
Service cost of revenues	50,454	43,490
Total cost of revenues	350,663	389,932
Gross profit	236,319	217,219

Operating expenses
Sales, general and administrative	105,357	86,911
Research and development	54,999	50,090
Amortization of intangible assets	8,172	4,479
Restructuring	214	(553)
Loss on sale of business	—	79
Total operating expenses	168,742	141,006

Operating income	67,577	76,213
Other income (expense)
Interest income	5,660	11,710
Interest expense	(5,809)	(5,593)
Other income (expense), net	(233)	(51)
Total other income (expense)	(382)	6,066

Income before income taxes	67,195	82,279
Income tax provision	(13,609)	(16,929)
Net income	53,586	65,350
Net income (loss) attributable to noncontrolling interests	127	(124)
Net income attributable to Itron, Inc.	$53,459	$65,474

Net income per common share - Basic	$1.20	$1.44
Net income per common share - Diluted	$1.18	$1.42

Weighted average common shares outstanding - Basic	44,734	45,338
Weighted average common shares outstanding - Diluted	45,470	46,172

ITRON, INC.
SEGMENT INFORMATION

(Unaudited, in thousands)
	Three Months Ended March 31,
	2026	2025
Product revenues
Device Solutions	$123,728	$125,387
Networked Solutions	321,147	374,522
Outcomes	31,872	23,232
Resiliency Solutions	1,054	—
Total Company	$477,801	$523,141

Service revenues
Device Solutions	$649	$484
Networked Solutions	29,516	28,210
Outcomes	64,038	55,316
Resiliency Solutions	14,978	—
Total Company	$109,181	$84,010

Total revenues
Device Solutions	$124,377	$125,871
Networked Solutions	350,663	402,732
Outcomes	95,910	78,548
Resiliency Solutions	16,032	—
Total Company	$586,982	$607,151

Adjusted gross profit
Device Solutions	$44,019	$37,753
Networked Solutions	143,073	148,714
Outcomes	40,024	30,752
Resiliency Solutions	11,698	—
Total Company	$238,814	$217,219

Adjusted segment operating income
Device Solutions	$36,892	$30,471
Networked Solutions	110,136	116,109
Outcomes	22,355	14,330
Resiliency Solutions	4,331	—
Total Company	$173,714	$160,910

Adjusted Gross Margin	40.7%	35.8%

ITRON, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$712,850	$1,020,397
Accounts receivable, net	393,170	367,794
Inventories	239,892	242,886
Other current assets	178,769	191,241
Total current assets	1,524,681	1,822,318

Property, plant, and equipment, net	122,226	112,193
Deferred tax assets, net	257,627	265,183
Other long-term assets	64,928	63,352
Operating lease right-of-use assets, net	36,601	29,341
Intangible assets, net	277,138	83,337
Goodwill	1,695,003	1,344,983
Total assets	$3,978,204	$3,720,707

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$172,924	$156,288
Other current liabilities	50,932	58,864
Wages and benefits payable	91,652	122,245
Taxes payable	22,173	16,618
Current portion of debt, net	—	459,522
Current portion of warranty	12,969	10,868
Unearned revenue	222,972	187,822
Total current liabilities	573,622	1,012,227

Long-term debt, net	1,573,835	788,805
Long-term warranty	7,342	7,350
Pension benefit obligation	60,163	61,998
Deferred tax liabilities, net	9,618	623
Operating lease liabilities	28,278	19,623
Other long-term obligations	96,398	91,885
Total liabilities	2,349,256	1,982,511

Equity
Common stock	1,511,342	1,661,350
Accumulated other comprehensive loss, net	(69,331)	(56,505)
Retained earnings	165,210	111,751
Total Itron, Inc. shareholders' equity	1,607,221	1,716,596
Noncontrolling interests	21,727	21,600
Total equity	1,628,948	1,738,196
Total liabilities and equity	$3,978,204	$3,720,707

ITRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)	Three Months Ended March 31,
	2026	2025
Operating activities
Net income	$53,586	$65,350
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	18,536	12,068
Non-cash operating lease expense	3,309	2,923
Stock-based compensation	20,070	16,558
Amortization of prepaid debt fees	1,849	1,781
Deferred taxes, net	3,470	(5,461)
Loss on sale of business	—	79
Restructuring, non-cash	462	(25)
Other adjustments, net	175	(338)
Changes in operating assets and liabilities, net of acquisition and sale of business:
Accounts receivable	(17,623)	6,414
Inventories	2,364	(10,099)
Other current assets	11,699	(5,959)
Other long-term assets	(2,419)	(1,087)
Accounts payable, other current liabilities, and taxes payable	8,309	10,529
Wages and benefits payable	(33,472)	(48,692)
Unearned revenue	18,041	39,113
Warranty	2,076	241
Restructuring	(4,190)	(8,328)
Other operating, net	(741)	(2,950)
Net cash provided by operating activities	85,501	72,117

Investing activities
Acquisitions of property, plant, and equipment	(6,527)	(4,639)
Business acquisitions, net of cash and cash equivalents acquired	(515,055)	—
Other investing, net	10	5
Net cash used in investing activities	(521,572)	(4,634)

Financing activities
Proceeds from borrowings	805,000	—
Payments on debt	(460,000)	—
Issuance of common stock	677	2,195
Payments on call spread for convertible offering	(92,817)	—
Repurchase of common stock	(100,000)	—
Prepaid debt fees	(21,166)	(175)
Other financing, net	(274)	(259)
Net cash provided by financing activities	131,420	1,761

Effect of foreign exchange rate changes on cash and cash equivalents	(2,896)	2,786
Increase (decrease) in cash and cash equivalents	(307,547)	72,030
Cash and cash equivalents at beginning of period	1,020,397	1,051,237
Cash and cash equivalents at end of period	$712,850	$1,123,267

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, free cash flow, adjusted gross profit, adjusted operating income, and constant currency. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and other companies may define such measures differently. For a reconciliation of each non-GAAP measure to the most comparable financial measure prepared and presented in accordance with GAAP, please see the table captioned Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures.

We use these non-GAAP financial measures for financial and operational decision making and/or as a means for determining executive compensation. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and ability to service debt by excluding certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. Our executive compensation plans exclude non-cash charges related to amortization of intangibles and depreciation of property, plant, and equipment and certain discrete cash and non-cash charges, such as restructuring, loss on sale of business, strategic initiative expenses, or acquisition and integration related expenses. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are used by our institutional investors and the analyst community to analyze the health of our business.

Non-GAAP operating expenses and non-GAAP operating income – We define non-GAAP operating expenses as operating expenses excluding certain expenses related to the amortization of intangible assets, restructuring, loss on sale of business, strategic initiative expenses, and acquisition and integration related expenses. We define non-GAAP operating income as operating income excluding the expenses related to the amortization of intangible assets, restructuring, loss on sale of business, strategic initiative expenses, and acquisition and integration related expenses. Acquisition and integration related expenses include costs, which are incurred to affect and integrate business combinations, such as professional fees; certain employee retention and salaries related to integration; employee severance; contract terminations; travel costs related to knowledge transfer; system conversion costs; and asset impairment charges. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of expenses that are not related to our core operating results. By excluding these expenses, we believe that it is easier for management and investors to compare our financial results over multiple periods and analyze trends in our operations. For example, in certain periods, expenses related to amortization of intangible assets may decrease, which would improve GAAP operating margins, yet the improvement in GAAP operating margins due to this lower expense is not necessarily reflective of an improvement in our core business. There are some limitations related to the use of non-GAAP operating expenses and non-GAAP operating income versus operating expenses and operating income calculated in accordance with GAAP. We compensate for these limitations by providing specific information about the GAAP amounts excluded from non-GAAP operating expense and non-GAAP operating income and evaluating non-GAAP operating expense and non-GAAP operating income together with GAAP operating expense and operating income.

Non-GAAP net income and non-GAAP diluted EPS – We define non-GAAP net income as net income attributable to Itron, Inc. excluding the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, loss on sale of business, strategic initiative expenses, acquisition and integration related expenses, and the tax effect of excluding these expenses. We define non-GAAP diluted EPS as non-GAAP net income divided by diluted weighted-average shares outstanding during the period calculated on a GAAP basis and then reduced to reflect any anti-dilutive impact of the convertible notes hedge transactions. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income. The same limitations described above regarding our use of non-GAAP operating income apply to our use of non-GAAP net income and non-GAAP diluted EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluating non-GAAP net income and non-GAAP diluted EPS together with GAAP net income attributable to Itron, Inc. and GAAP diluted EPS.

For interim periods the budgeted annual effective tax rate (AETR) is used, adjusted for any discrete items, as defined in Accounting Standards Codification (ASC) 740 - Income Taxes. The budgeted AETR is determined at the beginning of the fiscal year. The AETR is revised throughout the year based on changes to our full-year forecast. If the revised AETR increases or decreases by 200 basis points or more from the budgeted AETR due to changes in the full-year forecast during the year, the revised AETR is used in place of the budgeted AETR beginning with the quarter the 200 basis point threshold is exceeded and going forward for all subsequent interim quarters in the year. We continue to assess the AETR based on latest forecast throughout the year and use the most recent AETR anytime it increases or decreases by 200 basis points or more from the prior interim period.

Adjusted EBITDA – We define adjusted EBITDA as net income (a) minus interest income, (b) plus interest expense, depreciation and amortization, restructuring, loss on sale of business, strategic initiative expenses, acquisition and integration related expenses, and (c) excluding income tax provision or benefit. Management uses adjusted EBITDA as a performance measure for executive compensation. A limitation to using adjusted EBITDA is that it does not represent the total increase or decrease in the cash balance for the period and the measure includes some non-cash items and excludes other non-cash items. Additionally, the items that we exclude in our calculation of adjusted EBITDA may differ from the items that our peer companies exclude when they report their results. We compensate for these limitations by providing a reconciliation of this measure to GAAP net income.

Free cash flow – We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant and equipment. We believe free cash flow provides investors with a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. The same limitations described above regarding our use of adjusted EBITDA apply to our use of free cash flow. We compensate for these limitations by providing specific information regarding the GAAP amounts in the reconciliation.

Adjusted gross profit – We define adjusted gross profit as gross profit excluding the amortization expense of core-developed technology intangible assets.

Adjusted operating income – We define adjusted operating income as operating income excluding the amortization of core-developed technology intangible assets.

Constant currency – We refer to the impact of foreign currency exchange rate fluctuations in our discussions of financial results, which references the differences between the foreign currency exchange rates used to translate operating results from the entity's functional currency into U.S. dollars for financial reporting purposes. We also use the term "constant currency", which represents financial results adjusted to exclude changes in foreign currency exchange rates as compared with the rates in the comparable prior year period. We calculate the constant currency change as the difference between the current period results and the comparable prior period's results restated using current period foreign currency exchange rates.

The tables below reconcile the non-GAAP financial measures of operating expenses, operating income, net income, diluted EPS, adjusted EBITDA, and free cash flow with the most directly comparable GAAP financial measures.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share data)
TOTAL COMPANY RECONCILIATIONS	Three Months Ended March 31,
	2026	2025
NON-GAAP OPERATING EXPENSES
GAAP operating expenses	$168,742	$141,006
Amortization of intangible assets (1)	(8,172)	(4,479)
Restructuring	(214)	553
Loss on sale of business	—	(79)
Strategic initiative	(20)	—
Acquisition and integration	(5,977)	(51)
Non-GAAP operating expenses	$154,359	$136,950

NON-GAAP OPERATING INCOME
GAAP operating income	$67,577	$76,213
Amortization of intangible assets	10,667	4,479
Restructuring	214	(553)
Loss on sale of business	—	79
Strategic initiative	20	—
Acquisition and integration	5,977	51
Non-GAAP operating income	$84,455	$80,269

NON-GAAP NET INCOME & DILUTED EPS
GAAP net income attributable to Itron, Inc.	$53,459	$65,474
Amortization of intangible assets	10,667	4,479
Amortization of debt placement fees	1,830	1,737
Restructuring	214	(553)
Loss on sale of business	—	79
Strategic initiative	20	—
Acquisition and integration	5,977	51
Income tax effect of non-GAAP adjustments	(4,475)	(1,157)
Non-GAAP net income attributable to Itron, Inc.	$67,692	$70,110

Non-GAAP diluted EPS	$1.49	$1.52

Non-GAAP weighted average common shares outstanding - Diluted	45,470	46,172

(1) Excludes amortization of core-developed technology intangible assets.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(Unaudited, in thousands)
TOTAL COMPANY RECONCILIATIONS	Three Months Ended March 31,
	2026	2025
ADJUSTED EBITDA
GAAP net income attributable to Itron, Inc.	$53,459	$65,474
Interest income	(5,660)	(11,710)
Interest expense	5,809	5,593
Income tax provision	13,609	16,929
Depreciation and amortization	18,536	12,068
Restructuring	214	(553)
Loss on sale of business	—	79
Strategic initiative	20	—
Acquisition and integration	5,977	51
Adjusted EBITDA	$91,964	$87,931

FREE CASH FLOW
Net cash provided by operating activities	$85,501	$72,117
Acquisitions of property, plant, and equipment	(6,527)	(4,639)
Free Cash Flow	$78,974	$67,478

The tables below reconcile the non-GAAP financial measure of adjusted gross profit with the most directly comparable GAAP financial measure.

TOTAL COMPANY RECONCILIATIONS	Three Months Ended March 31, 2026
(Unaudited, in thousands)	Device Solutions	Networked Solutions	Outcomes	Resiliency Solutions	Segments Subtotal
Total revenues	$124,377	$350,663	$95,910	$16,032	$586,982
Total cost of revenues	80,358	207,590	56,511	6,204	350,663
Gross profit	44,019	143,073	39,399	9,828	236,319
Gross margin	35.4%	40.8%	41.1%	61.3%	40.3%
Amortization of core-developed technology intangible assets	$—	$—	$625	$1,870	$2,495
Adjusted gross profit	44,019	143,073	40,024	11,698	238,814
Adjusted gross margin	35.4%	40.8%	41.7%	73.0%	40.7%

	Three Months Ended March 31, 2025
(Unaudited, in thousands)	Device Solutions	Networked Solutions	Outcomes	Segments Subtotal
Total revenues	$125,871	$402,732	$78,548	$607,151
Total cost of revenues	88,118	254,018	47,796	389,932
Gross profit	37,753	148,714	30,752	217,219
Gross margin	30.0%	36.9%	39.2%	35.8%
Amortization of core-developed technology intangible assets	$—	$—	$—	$—
Adjusted gross profit	37,753	148,714	30,752	217,219
Adjusted gross margin	30.0%	36.9%	39.2%	35.8%